SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SMITH MICRO SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April      , 2003

Dear Smith Micro Stockholders:

     We are pleased to invite you to our 2003 Annual Meeting that will be held at the corporate headquarters of the Company, located at 51 Columbia, Aliso Viejo, California 92656, on Tuesday, May 20, 2003, at 10:00 a.m., Pacific Daylight Savings Time.

     The Annual Meeting will begin with a report on the Company’s progress, followed by a discussion and stockholder questions. Voting on election of directors and other matters is also scheduled. The items to be voted on are addressed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting by Internet, if eligible, or by completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting.

     We look forward to seeing you at the Annual Meeting.

Sincerely,

William W. Smith, Jr.

Chairman of the Board, President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2003
MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER MATTERS
EXECUTIVE OFFICERS OF THE COMPANY
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
APPENDIX A

SMITH MICRO SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
To Be Held May 20, 2003

To the Stockholders of Smith Micro Software, Inc.:

          Notice is hereby given that the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held at the Company’s corporate headquarters, located at 51 Columbia, Aliso Viejo, California 92656, on Tuesday, May 20, 2003, at 10:00 a.m., PDT, for the following purposes as more fully described in the Proxy Statement accompanying this notice:

1. To elect two (2) directors to serve on the Company’s Board of Directors until the 2006 Annual Meeting of Stockholders or until their successor(s) are duly elected and qualified;

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock at a exchange ratio between two-to-one and eight-to-one, at any time within one year after stockholder approval is obtained, the timing of the amendment and the exact ratio to be determined in the sole discretion of the Board of Directors;

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2003; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

          The close of business on April 25, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

          You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet (if your shares are registered in the name of a bank or brokerage firm and you are eligible to vote your shares in such a manner) or by completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting and vote by ballot, your proxy will be revoked and only your vote at the Annual Meeting will be counted.

          A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained.

By Order of the Board of Directors, RHONDA L. SMITH Secretary Aliso Viejo, California April , 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY INTERNET, IF ELIGIBLE, OR BY, COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

SMITH MICRO SOFTWARE, INC.

51 Columbia, Suite 200
Aliso Viejo, California 92656

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2003

General

          This Proxy Statement and the enclosed proxy card are furnished in connection with the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (“Smith Micro” or the “Company”), which will be held at the Company’s corporate headquarters located at 51 Columbia, Suite 200, Aliso Viejo, California 92656, on Tuesday, May 20, 2003, at 10:00 a.m., Pacific Daylight Savings Time. Stockholders of record at the close of business on April 25, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This Proxy Statement, the enclosed proxy card and the Company’s Annual Report for the fiscal year ended December 31, 2002, are scheduled to be mailed commencing on or about May 1, 2003 to stockholders of record on April 25, 2003.

Voting

          The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. Our outstanding common stock, par value $0.001 per share (the “Common Stock”) is the only class of securities entitled to vote at the Annual Meeting, and only Common stockholders of record on April 25, 2003, the record date, are entitled to vote at the Annual Meeting. As of March 31, 2003, the last day of the Company’s last fiscal quarter, there were 16,211,019 shares of Common Stock outstanding, and no shares of the Company’s preferred stock, par value $0.001 per shares outstanding. Each share of Common Stock is entitled to one vote. Stockholders may not cumulate votes in the election of directors.

          A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. All votes will be tabulated by the Company’s inspector of elections for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, except matters to be decided by approval of a majority of the shares entitled to vote, where a broker non-vote will have also have the effect as a vote against the matter. In the election of directors, the nominees receiving the highest number of affirmative votes shall be elected; broker non-votes and votes marked “withhold” will not affect the outcome of the election. Proposal Two requires the affirmative vote of a majority of the shares entitled to vote and Proposal Three requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

          Properly executed proxies will be voted in the manner specified therein. If no direction is made on proxies, such proxies will be voted FOR the election of the nominees named under the caption “Election of Directors” as directors of the Company, FOR the amendment of the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for 2003. You may revoke or change your proxy at anytime before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices at 51 Columbia, Suite 200, Aliso Viejo, California 92656, a notice of revocation or another signed Proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting does not, by itself constitute a revocation of your proxy. Please note that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a Proxy issued in your name from the records holder.

Voting Electronically via the Internet

          If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms provide eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting. If your voting form does not reference Internet information, please complete and return the paper Proxy in the self-addressed, postage prepaid envelope provided.

Solicitation

          The enclosed proxy is being solicited by the Company’s Board of Directors and is revocable at any time prior to its exercise. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation any materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

          Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) must be received no later than December 29, 2003 in order that they may be included in the proxy statement relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 17, 2004.

          We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

          The principal executive offices of the Company are located at 51 Columbia, Suite 200, Aliso Viejo, California 92656. The Company’s phone number is (949) 362-5800.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

          The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for the Company’s Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms that expire in different years. At each annual meeting of stockholders, the successors to the class of directors whose term expires are elected to hold office for a term of three years. The term of one class of directors expires at each annual meeting. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

          The Company has six directors: William W. Smith, Jr., Rhonda L. Smith, Robert W. Scheussler, Thomas G. Campbell, Gregory J. Szabo and William C. Keiper. Messrs. Scheussler and Campbell are in the class of directors whose term expires as of the Annual Meeting. Ms. Smith and Mr. Szabo comprise the class of directors whose term expires at the 2004 Annual Meeting. Messrs. Smith and Keiper comprise the class of directors whose term expires at the 2005 Annual Meeting.

          The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for the election of the nominees for election named below to hold office until the date of the Company’s 2006 Annual Meeting or until successor(s) have been duly elected and qualified or until resignation, becoming disqualified or disabled, or are otherwise removed. In the unanticipated event that such nominee(s) become unable or decline to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person nominated by the Board of Directors. The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve.

Directors and Nominees

          Nominees for Term Ending at the time of the 2003 Annual Meeting of Stockholders:

Name	Age	Position

Thomas G. Campbell (1) (2)	52	Director

Robert W. Scheussler	56	Senior Vice President, Chief Operating Officer, Chief Financial Officer and Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

          Mr. Campbell became a director of the Company in July 1995. From March 1999 to the present, he has served as the Executive Vice President of King Printing, Inc. From July 1996 to the March 1999, he was the Vice President of Operations of Complete Concepts, Ltd., a manufacturer and distributor of women’s accessories. From November 1995 to July 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds. From February 1995 to November 1995, he served as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1990 to February 1995, he served in several senior management positions at Hayes, Inc., including Vice President of Operations and Business Development and as Chief Operating Officer and a member of the Board of Directors of Practical Peripherals, a Hayes subsidiary. Prior to 1989, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University.

          Information regarding Mr. Scheussler is included under the heading “Executive Officers of the Company.”

     Continuing Directors for Term Ending at the time of the 2004 Annual Meeting of Stockholders:

Name	Age	Position

Rhonda L. Smith (2)	52	Director

Gregory J. Szabo (1)	55	Director

(1)	Member of the Audit Committee.

(2)	Member of the Nominating Committee.

          Ms. Smith co-founded the Company and serves as the Vice-Chairman of the Board, Secretary and Treasurer. She also served as Executive Vice President and Chief Operating Officer from the Company’s inception until August 1998. Ms. Smith holds an A.A. from Orange Coast College and she attended California State University Long Beach, majoring in Business Administration.

           Mr. Szabo became a director of the Company in June 2001. Mr. Szabo is Chief Executive Officer and President of Ertek Solutions, LLC. Ertek provides antenna technology to the wireless industry including high performance low cost RFID Tag antennas. He currently serves on the United Internet Technologies Board of Advisors. Mr. Szabo has served in a series of senior management positions during a 13-year career with AirTouch’s wireless communications operations, prior to its acquisition by Vodafone and merger with Verizon Wireless in 2000. As Vice President-Network Services, he directed the engineering and operations of the company’s cellular systems in the eastern U.S. Earlier, Mr. Szabo held managerial positions with Motorola and Martin Marietta. Mr. Szabo received a Bachelor of Science Degree and Master of Science Degree in Electrical Engineering from Ohio University.

          Nominees for Term Ending at the time of the 2005 Annual Meeting of Stockholders:

Name	Age	Position

William W. Smith, Jr. (3)	55	Chairman of the Board, President and Chief Executive Officer

William C. Keiper (1)(2)	52	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

          Information regarding Mr. Smith is included under the heading “Executive Officers of the Company.”

          Mr. Keiper became a director in May, 2002. Mr. Keiper has served as Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company, since 2002 and as Managing Partner of Catalyst Partners LLC, a software technology mergers and acquisition advisory firm since 2002. From 1998 to 2002, Mr. Keiper served as President of Martin Wolf Securities LLC, a mergers and acquisitions firm serving middle market IT services, consulting and e-commerce companies. From 1997 to 1998, Mr. Keiper served as Managing Director of Software Equity Group, LLC, a software and Internet technology mergers, acquisitions and strategic consulting firm. Mr. Keiper was an officer and member of the Board of Directors of Artisoft, Inc., a publicly-held software company that develops and markets computer telephony and communications software from 1993 to 1997, serving as Chief Executive Officer from 1993 to 1997, and as Chairman of the Board from 1995 to 1997. From 1986 to 1993, Mr. Keiper held variety of executive positions with MicroAge, Inc., a publicly held distributor and integrator of information technology products and services, including President and

Chief Operating Officer. Mr. Keiper currently serves on the Boards of Directors of several high technology companies, including JDA Software, Inc., a NASDAQ listed software company that provides solutions for the retail industry; and Hypercom Corporation, a NYSE listed company providing electronic payment transfer technology and solutions. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate degree from Arizona State University and a Masters Degree in International Management from the Thunderbird American Graduate School of International Management.

Board Meetings and Committees

          Our Board of Directors held four meetings during 2002. Each director attended or participated in 75% or more of the aggregate number of meetings of the board and of meetings of the committees of the board on which such director served. The Board has three committees: a Compensation Committee, an Audit Committee and a Nominating Committee.

          Audit Committee. The Company’s Audit Committee is comprised of three independent members: Thomas G. Campbell, Gregory J. Szabo and William C. Keiper. The audit committee reviews our financial statements and accounting practices, makes recommendations to the board of directors regarding the selection of independent auditors and reviews the results and scope of our annual audit and other services provided by our independent auditors. The Board has adopted and approved a written charter for its Audit Committee, a copy of which was included with the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2001. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Audit Committee held four meetings during the fiscal year that ended on December 31, 2002.

          Compensation Committee. The Compensation Committee administers the Company’s executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the exclusive authority to administer the Company’s 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”) and to award stock options and direct stock issuances under that plan to the Company’s officers. The Compensation Committee, whose members were Messrs. Campbell and Keiper during 2002, held four meetings during 2002.

          Nominating Committee. The Nominating Committee’s members are Mr. Smith and Ms. Smith. The Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and nominates, with the approval of the Board of Directors, new members of the Board of Directors to be submitted to the stockholders for election at the annual meetings. The Nominating Committee acted once by written consent in 2002.

Compensation of Directors

          The directors do not receive compensation for services on the Board of Directors or any committee thereof but are reimbursed for their out-of-pocket expenses in connection with serving on the Board of Directors. Non-employee members of the Board of Directors are eligible to receive periodic option grants pursuant to the Automatic Option Grant Program in effect under the 1995 Plan and are eligible to receive discretionary awards under the 1995 Plan’s Discretionary Option Grant and Stock Issuance Programs.

          Each non-employee director will receive an option grant for 10,000 shares in connection with his or her initial appointment to the Board of Directors. Each such option will have an exercise price per share equal to the closing sale price per share of Common Stock on the grant date and a maximum term of 10 years measured from the grant date. Each option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, in the event the optionee ceases to serve as a member of the Board of Directors prior to vesting in the option shares. The option shares will vest in a series of four successive equal annual installments over the optionee’s period of service on the Board of Directors, with the first installment to vest upon his or her completion of one year of serving as a member of the Board of Directors measured from the grant date. The option shares will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while still serving as a member of the Board of Directors.

          At each Annual Meeting of Stockholders, each individual who will continue to serve as a non-employee member of the Board of Directors will receive an additional option grant for 5,000 shares, provided such individual has served on the Board of Directors for at least six months. Each option will have an exercise price per share equal to the closing sale price per share of Common Stock on the date of the Annual Meeting and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee’s cessation of service on the Board of Directors. The option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise paid per share, should the optionee stop serving as a member of the Board of Directors prior to the completion of one year of service measured from the grant date. On May 21, 2002, in connection with his election to the Board of Directors, Mr. Keiper received option grants of 10,000 shares at an exercise price of $0.88 per share, the fair market value per share of Common Stock, on the date of the grant. On May 21, 2002, in connection with continuing service on the Board of Directors, Messrs. Campbell and Szabo received option grants of 5,000 shares at an exercise price of $0.88 per share, the fair market value per share of Common Stock, on the date of grant. Please see the description of the Automatic Grant Program below for further information concerning the remaining terms and provisions of the automatic option grants.

Vote Required

          The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote is required for approval of the election of the nominees as members of the Board of Directors of the Company.

     The Board of Directors recommends a vote FOR the nominees named above or their substitutes as set forth herein.

PROPOSAL TWO:

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Overview

          The Company’s Board of Directors has unanimously approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of all outstanding shares of the Company’s Common Stock at an exchange ratio ranging from two-to-one to eight-to-one. The Board has recommended that this proposal be presented to the Company’s stockholders for approval. You are now being asked to vote upon an amendment to the Company’s Certificate of Incorporation to effect a split whereby any whole number of outstanding shares between and including two and eight would be combined into one share of the Company’s Common Stock. Pending stockholder approval, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of the Company’s Common Stock between and including two and eight which will be combined into one share of the Company’s Common Stock, at any time before the first anniversary of this Annual Meeting. The Board believes that stockholder approval of an amendment granting it this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.

          The text of the form of proposed amendment to the Company’s Certificate of Incorporation is attached to this proxy statement as Appendix A. By approving this amendment, stockholders will approve an amendment to the Company’s Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two and eight would be combined into one share of the Company’s Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein. The Board at its discretion may also elect not to implement any reverse stock split.

          If approved by the stockholders and following such approval the Board determines that effecting a reverse stock split is in the best interests of the Company and its stockholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of the Company’s Common Stock.

          If the Board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the Company’s Common Stock would remain unchanged at $0.001 per share. The amendment would not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split

          The Board believes that a reverse stock split may be desirable for a number of reasons. First, the Board believes that a reverse stock split may avoid the Company having its Common Stock delisted from the Nasdaq SmallCap Market. Second, the Board believes that a reverse stock split could improve the marketability and liquidity of the Company’s Common Stock.

          The Company’s Common Stock is quoted on the Nasdaq SmallCap Market. In order for the Company’s Common Stock to continue to be quoted on the Nasdaq SmallCap Market, the Company must satisfy certain listing maintenance standards established by NASDAQ. Among other things, if the closing bid price of the Company’s Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 180 calendar days following notification by NASDAQ, the Company’s Common Stock may be delisted from trading on the Nasdaq SmallCap Market. If the Company’s Common Stock were to be delisted, the Company’s Common Stock would trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq SmallCap Market.

          The Company does not currently meet the minimum $1.00 bid price per share requirement. When the Company transferred from the Nasdaq National Market to the Nasdaq SmallCap Market in August 2002, it had until December 9, 2002 to get into compliance with the continued listing requirements. On December 10, 2002, the Company received a letter from NASDAQ advising that it still had not regained compliance with the continued listing requirements; however, because the Company met the initial listing requirements for the Nasdaq SmallCap Market with respect to stockholders’ equity, the Company was provided an additional 180 calendar days (ending June 6, 2003) to get back into compliance before any action would be taken to delist the Common Stock from the Nasdaq SmallCap Market. Pursuant to a recent rule change, effective in March 2003, modifying and extending the bid price compliance period, the Company became eligible to receive an additional 90 day compliance period, or through September 6, 2003. Additional rules changes have been proposed by NASDAQ which may provide the Company additional time to regain compliance with the minimum $1.00 bid price, however there is no assurance that any of these proposed rules will be approved or that the Company will continue to be eligible for any such extended compliance period.

          The Board believes that a reverse stock split of the Company’s Common Stock may increase the market price of the Company’s Common Stock so that it may be able to maintain compliance with the NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of the Company’s Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances, is varied. It is possible that the per share price of the Company’s Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of the Company’s Common Stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or at all. The market price of the Company’s Common Stock may be based also on other factors that are unrelated to the number of shares outstanding, including the Company’s future performance. In addition, there can be no assurance that the Company will not be delisted due to failure to meet other continued listing requirements even if the market price per post-reverse split share of the Company’s Common Stock remains in excess of $1.00. Notwithstanding the foregoing, the Board believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, may result in the market price of the Company’s Common Stock rising to the level necessary to satisfy the $1.00 minimum bid price requirement.

          The Board also believes that the increased market price of the Company’s Common Stock expected as a result of implementing a reverse stock split may improve the marketability and liquidity of the Company’s Common Stock and may encourage interest and trading in the Company’s Common Stock. Because of the trading volatility often associated with low-priced stocks that are not widely traded, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage the Company’s individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the Company’s Common Stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. The potential higher market price, if achieved, may reduce, to some extent the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement the Reverse Stock Split

          If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its stockholders at the time of approval by the Board of Directors. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq SmallCap Market; existing and expected marketability and liquidity of the Company’s Common Stock; and prevailing market conditions and the likely effect on the market price of the Company’s Common Stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one year anniversary of this meeting of stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement the reverse stock split prior to the one-year anniversary of this meeting of stockholders, stockholder approval again would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split

          After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of the Company’s Common Stock. However, the proposed reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share as described below. Proportional voting rights and other rights and preferences of the holders of the Company’s Common Stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

          Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportional equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Board to issue authorized but unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or bylaws.

          The proposed reverse stock split will reduce the number of shares of Common Stock available for issuance under the Company’s 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”), as well as all issued nonqualified options, in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal. The Company also has certain outstanding stock options and warrants to purchase shares of the Company’s Common Stock. Under the terms of the outstanding stock options and warrants, the proposed reverse stock split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the proposed reverse stock split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding for outstanding stock options.

     The Company’s Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act. Provided the Company maintains the requisite listing requirements before and after the proposed reverse stock split is implemented, the Company’s Common Stock will continue to be reported on the Nasdaq SmallCap Market under the symbol “SMSI” (although NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

     The proposed reverse stock split will not affect the par value of the Company’s Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced in proportion to the exchange ratio selected by the Board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company’s Common Stock will be increased because there will be fewer shares of the Company’s Common Stock outstanding.

Effective Date

     The proposed reverse stock split would become effective upon filing of a certificate of amendment to the Company’s Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Payment for Fractional Shares

     No fractional shares of Common Stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Company’s Common Stock on the effective date as reported on the Nasdaq SmallCap Market by (ii) the number of shares of the Company’s Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Exchange of Stock Certificates

     As soon as practicable after the effective date of any reverse stock split, stockholders will be notified that the reverse stock split has been effected. The Company’s transfer agent, Mellon Investor Services LLC, will act as the “exchange agent” for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Consequences

     The par value per share of the Company’s Common Stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Company’s Common Stock outstanding. In financial statements issued after the reverse split, all shares outstanding and per share amounts will be stated as if the split had occurred at the beginning of each prior period presented. It is not anticipated that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal / Dissenters’ Rights

     Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to this proposed amendment to the Company’s Certificate of Incorporation to authorize a reverse stock split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

     The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER OWN SITUATION.

     The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

     A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

     No gain or loss will be recognized by the Company as a result of the reverse stock split.

Vote Required

     The affirmative vote of the majority of the outstanding shares entitled to vote on this matter is required for approval of the amendment to the Certificate of Incorporation effecting a reverse stock split of the Company’s Common Stock. .

     The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock at a exchange ratio between two-to-one and eight-to-one, at any time within one year after stockholder approval is obtained, the adoption of the amendment, timing of the amendment and the exact ratio to be determined in the sole discretion of the Board of Directors.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP, independent auditors for the Company during the 2003 fiscal year, to serve in the same capacity for the year ending December 31, 2003, and is asking the stockholders to ratify this appointment The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

     A representative of Deloitte & Touche LLP, expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit and Other Fees

     During the fiscal year ended December 31, 2002, Deloitte & Touche LLP provided various audit, audit related and non-audit services to the Company as follows:

     Audit Services and Fees: The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and reviews of the financial statements included in the Company’s Form 10-Q’s for that year were $97,000.

     Financial Information Systems Design And Implementation Fees: Deloitte & Touche LLP provided no professional services of this nature to the Company in the year ended December 31, 2002.

     All Other Fees: The aggregate fees billed for services rendered to the Company by Deloitte & Touche LLP, other than fees for audit services, which consisted primarily of tax services for the year ended December 31, 2001 were $36,000.

Determination of Independence

     In making its determination of independence, the Audit Committee of the Board considered whether the provision by Deloitte & Touche LLP of the services covered under the headings “Financial Information Systems and Design and Implementation Fees” and “All Other Fees” is compatible with maintaining Deloitte & Touche LLP’s independence, and found it to be.

Vote Required

     The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding all executive officers of the Company as of April 25, 2003.

Name	Age	Position

William W. Smith, Jr.	55	Chairman of the Board, President and Chief Executive Officer

Robert W. Scheussler	56	Senior Vice President, Chief Operating Officer, Chief Financial Officer and Director

David P. Sperling	34	Vice President and Chief Technical Officer

     Mr. Smith co-founded the Company and has served as Chairman of the Board, President and Chief Executive Officer since its inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a B.A. in Business Administration from Grove City College.

     Mr. Scheussler joined the Company in May 1995 and has served as the Company’s Chief Operating Officer since September 1999 and as the Company’s Chief Financial Officer since June 2001. Mr. Scheussler served as Senior Vice President-Engineering and Chief Technical Officer from May 1995 until September 1999. From May 1995 to April 1997, he was also Vice President of Operations. From February 1996 to the present, Mr. Scheussler has been a member of the Company’s Board of Directors. Prior to joining the Company, from June 1973 to May 1995 Mr. Scheussler held positions with Rockwell International Corporation, most recently as the Director-Architecture and Technology at the company’s Information Systems Center. Mr. Scheussler holds a B.S. in Industrial Engineering from Pennsylvania State University and an M.S. in Operations Research from Polytechnic University in New York. He also completed the Executive Program at Stanford University.

     Mr. Sperling joined the Company in April 1989 and has been the Company’s Director of Software Engineering since April 1992. He assumed the Chief Technology Officer position from Mr. Scheussler in September 1999. Mr. Sperling began his professional career as a software engineer at the Company and currently has three patents pending for various telephony and Internet technologies. Mr. Sperling earned a B.S. degree in Computer Science from the University of California, Irvine.

     Officers are elected by, and serve at the discretion of, the Board of Directors. William W. Smith Jr. and Rhonda L. Smith are married to each other. There are no other family relationships among the Company’s officers or directors.

OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company as of April 3, 2002, with respect to beneficial ownership of the Company’s Common Stock by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock, (ii) each director and nominee for director, (iii) the Chief Executive Officer and each other Named Executive Officer of the Company (as such term is defined below under the caption “Executive Compensation and Related Information”) and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders.

		Percentage of Common
Name and Address of	Amount of Common Stock	Stock Beneficially
Beneficial Owner(1)	Beneficially Owned(2)	Owned

Rhonda L. Smith and	9,963,164	60.74%
William W. Smith, Jr.(3)
Robert W. Scheussler (4)	291,500	1.77%
David P. Sperling (5)	185,417	1.13%
Thomas G. Campbell (6)	22,500	*
William C. Keiper (7)	10,000	*
Gregory J. Szabo (8)	16,000	*
All current directors and executive	10,488,581	61.96%
officers as a group (7 persons)(9)

*	Less than 1%.

(1)	Unless otherwise indicated: (i) each named individual’s address is 51 Columbia, Aliso Viejo, California 92656 and (ii) the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Applicable percentage ownership is based on 16,211,019 shares of Common Stock outstanding as of April 3, 2003. Shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after April 3, 2003 are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person or group holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person or group.

(3)	Rhonda L. Smith and William W. Smith, Jr. are married to one another and own their shares of Common Stock as community property. The Smiths’ beneficial ownership of the Company’s Common Stock includes 163,384 shares and 29,110 shares issuable upon the exercise of options held by Mr. Smith and Ms. Smith, respectively, that are currently exercisable or will become exercisable within 60 days after April 3, 2003.

(4)	Mr. Scheussler’s beneficial ownership of the Company’s Common Stock includes 290,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 3, 2003.

(5)	Mr. Sperling’s beneficial ownership of the Company’s Common Stock consists of 185,417 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 3, 2003.

(6)	Mr. Campbell’s beneficial ownership of the Company’s Common Stock consists of 22,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 3, 2003.

(7)	Mr. Keiper’s beneficial ownership of the Company’s Common Stock consists of 10,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 3, 2003.

(8)	Mr. Szabo’s beneficial ownership of the Company’s Common Stock includes 15,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 3, 2003.

(9)	Includes 715,911 shares of Common Stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 3, 2003.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation earned by (i) the Company’s Chief Executive Officer and (ii) each of the three other most highly compensated executive officers of the Company whose total cash salary and bonus for the fiscal year ended December 31, 2002 exceeded $100,000 (hereafter, with the Chief Executive Officer, referred to as the “Named Executive Officers”), for the three fiscal years ended December 31, 2002, 2001 and 2000, respectively. No other executive officer’s total salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2002. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2002 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during that year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation

				Other Annual	Securities	All Other
Name and		Salary	Bonus	Compensation	Underlying	Compensation
Principal Position	Year	($)	($)	($)(1)	Options (#)	($) (2)

William W. Smith, Jr.
Chairman of the Board,	2002	222,750		33,469	200,000	2,100
President and Chief	2001	238,219		27,084	52,250	2,100
Executive Officer	2000	247,500		26,620		2,100
Robert W. Scheussler
Senior Vice President,	2002	162,000		24,341	200,000	2,100
Chief Operating Officer,	2001	173,250		19,698	38,000	2,100
Chief Financial Officer and	2000	180,000		23,203	90,000	2,100
Director
David P. Sperling	2002	121,875	12,000	6,290	100,000	2,147
Vice President and	2001	120,312	11,750	5,834	12,500	2,066
Chief Technical Officer	2000	125,000		1,956	80,000	2,100

(1)	These amounts reflect commissions earned and paid in each year.

(2)	These amounts represent contributions made by the Company on behalf of the Named Executive Officer to the Company’s 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to the stock option grants made during 2001 to the Named Executive Officers. No stock appreciation rights were granted during the fiscal year ended December 31, 2002 to the Named Executive Officers.

	Individual Grants

					Potential Realizable Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation
	Underlying	Options			For
	Stock	Granted to	Exercise		Option Term(1)
	Options	Employees	Price Per	Expiration
Name	Granted(#)	in 2002(%)(2)	Share($)(3)	Date	5%	10%

William W. Smith, Jr.	100,000 (4)	8.50%	$0.95	02/05/2012	$59,745	$151,406
	100,000 (5)	8.50%	$0.24	10/16/2012	$15,093	$38,250
Robert W. Scheussler	100,000 (4)	8.50%	$0.95	02/05/2012	$59,745	$151,406
	100,000 (5)	8.50%	$0.24	10/16/2012	$15,093	$38,250
David P. Sperling	100,000 (5)	8.50%	$0.24	10/16/2012	$15,093	$38,250

(1)	There is no assurance provided to any Named Executive Officer or any other holder of the Company’s securities that the actual stock price appreciation over the applicable 10-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2)	The Company granted options to employees to purchase a total of 1,176,000 shares of Common Stock during the fiscal year ended December 31, 2002.

(3)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(4)	This option became exercisable on February 5, 2002.

(5)	This option will become exercisable for 25% of the option shares upon the optionee’s completion of one year of service with the Company measured from the grant date and the remaining option shares in 36 successive equal monthly installments upon the optionee’s completion of each additional month of service thereafter.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

     The following table sets forth certain information with respect to the Named Executive Officers concerning the exercise of options during the 2002 fiscal year and unexercised options held by them at the end of the 2002 fiscal year. None of the Named Executive Officers held any stock appreciation rights at the end of such year.

AGGREGRATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options at FY 2002	Options at FY 2002
			Year End(#)	Year End($) (1)
	Shares
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

William W. Smith, Jr.	0	$0	163,384 / 100,000	$0	/	$22,000
Robert W. Scheussler	0	$0	290,500 / 100,000	$0	/	$22,000
David P. Sperling	0	$0	185,417 / 128,333	$0	/	$22,000

(1)	Calculated based on the market price of $0.46 per share, the closing sale price per share of the Company’s Common Stock on December 31, 2002, the last trading day in 2002, minus the exercise price of the option, multiplied by the number of shares subject to the option.

Management Contracts and Change in Control Agreements

     None of the Named Executive Officers has an employment agreement with the Company, and the employment of each of the Named Executive Officers may accordingly be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors, as administrator of the 1995 Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer and any unvested shares actually held by such individual under the 1995 Plan in the event such officer’s employment were to be terminated (whether involuntarily or through a forced resignation) within 18 months (or some shorter period of time) following: (i) the acquisition directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; (ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; (iii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (iv) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          It is the responsibility of the Compensation Committee of the Company’s Board of Directors to make recommendations to the Board of Directors with respect to the base salary and bonuses to be paid to the Company’s executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the 1995 Plan with respect to stock option grants and direct stock issuances made there under to such officers and other key employees. The following is a summary of the policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

          General Compensation Policy. Under the supervision of the Compensation Committee, the Company has developed a compensation policy that is designed to attract and retain qualified key executives critical to the Company’s success and to provide such executives with performance-based incentives tied to the Company’s financial success. One of the Compensation Committee’s primary objectives is to have a portion of each officer’s compensation contingent upon the Company’s performance as well as upon the individual’s contribution to that performance. Accordingly, each executive officer’s compensation package may fundamentally be comprised of three elements: (i) base salary that reflects individual performance and expertise and is designed to be competitive with salary levels in effect at companies of similar size in the industry; (ii) variable performance awards payable in cash or equity and tied to the Company’s achievement of certain goals; and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

          Factors. The principal factors that were considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future years.

     •           Base Salary. The base salary levels for the executive officers were established for the 2002 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. In August 2001, the CEO and COO received ten-percent base salary reductions to lower operating costs. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     •           Annual Incentive Compensation. The Company has established a management bonus plan for the President and Chief Executive Officer. Under this plan, the President and Chief Executive Officer may earn an annual bonus up to an amount equal to 2% of the Company’s pre-tax profits for the year, but in no event may the bonus exceed such individual’s base salary for the year. Such bonus payments are subject to the further condition that the Company achieves a pre-tax profit margin of not less than 28.0%, as measured prior to the payment of any bonus to the President and Chief Executive Officer. The management bonus plan also provides for a bonus pool for the remaining employees of the Company in an amount not to exceed 2% of the Company’s pre-tax profits for the year. The Compensation Committee will make recommendations to the Board of Directors as to the actual dollar amount of the bonus pool for the year and the portion to be allocated to the employees selected for participation for the year. Because the Company did not achieve a pre-tax profit margin of at least 28.0% in 2002, no bonuses were awarded under the plan for the 2002 fiscal year.

     •           Long-Term Incentive Compensation. The Company has also implemented the 1995 Plan as a long-term equity incentive program for the Company’s executive officers and other key employees. Each option grant under the 1995 Plan is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer’s tenure, level of responsibility and relative position in the Company. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with the Company and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

          Each option grant will allow the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

     •           CEO Compensation. In setting the base salary for William W. Smith, Jr., the Company’s President and Chief Executive Officer, the Compensation Committee sought to provide him with a level of salary competitive with the salaries paid to chief executive officers of similarly-sized companies in the industry. There was no intent on the Compensation Committee’s part to have this particular component of Mr. Smith’s compensation affected to any significant degree by Company’s performance factors.

          Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company’s executive officers for fiscal 2003 will exceed that limit. The Company’s 1995 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

          It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

COMPENSATION COMMITTEE

Thomas G. Campbell William C. Keiper

AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     Review with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

     Review and Discussions with Independent Accountants. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

     The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.

     Conclusion. Based on the review and discussions referred to above, the Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Commission.

AUDIT COMMITTEE

Thomas G. Campbell Gregory J. Szabo William C. Keiper

Stock Performance Graph

     The following graph and information compares the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the S&P Midcap 400 Index and the S&P Midcap Applications Software Index (Peer Group) for the same period.

     The graph covers the period from January 1, 1998 through December 31, 2002. The graph assumes that $100 was invested in the Company’s Common Stock on January 1, 1998, and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

SMITH MICRO SOFTWARE, INC	100.00	103.13	137.50	45.30	52.50	23.00
S & P MIDCAP 400	100.00	119.12	136.65	160.57	159.60	136.44
S & P MIDCAP APPLICATION SOFTWARE	100.00	128.25	157.54	159.77	132.84	81.11

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “1934 Act”), that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the preceding Stock Performance Graph, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the 1934 Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year 2002, its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons.

Annual Report

     A copy of the Annual Report of the Company for the 2002 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

     The Company filed its Form 10-K for the 2002 fiscal year with the Securities and Exchange Commission on or about March 27, 2002. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Bruce T. Quigley, Director – Investor Relations at the Company’s principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.

By Order of the Board of Directors, RHONDA L. SMITH Secretary Aliso Viejo, California April , 2003

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SMITH MICRO SOFTWARE, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

     Smith Micro Software, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officers, does hereby certify that:

     FIRST: That the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

Resolved, that Section (A) Article IV of the Amended and Restated Certificate of Incorporation of this Corporation be, and it hereby is, amended to read as follows:

"ARTICLE IV

     (A)  Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares. Thirty Million (30,000,000) shares shall be Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share. Each [*] shares of the Common Stock of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Daylight Savings Time on the date this Certificate of Amendment to Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, (the “Effective Date”) shall be reclassified as and changed into one (1) share of Common Stock par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [*] shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the closing sales price of the Corporation’s Common Stock on the Effective Date as reported on the Nasdaq SmallCap Market.”

     SECOND: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the 2003 Annual Meeting of Stockholders held on May 20, 2003.

     THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed by William J. Smith, Jr., its Chairman and Chief Executive Officer, this      day of      ,      .

SMITH MICRO SOFTWARE, INC

By:

William J. Smith, Jr. Chairman and Chief Executive Officer

• By approving this amendment, stockholders approve the combination of any whole number of shares of Common Stock between two (2) and eight (8) into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware, it at all, will include only that number determined by the Board of Directors to be in the best interest of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

A-2

SMITH MICRO SOFTWARE, INC.

PROXY

Annual Meeting of Stockholders, May 20, 2003

This Proxy is Solicited on Behalf of the Board of Directors of
Smith Micro Software, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 20, 2003 and the Proxy Statement and appoints William W. Smith, Jr. and Rhonda L. Smith, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Smith Micro Software, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656 on Tuesday, May 20, 2003 at 10:00 Pacific Daylight Savings Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

1.	To elect the directors to serve for a three-year term ending in the year 2006 or until their successors are duly elected and qualified;

	FOR	WITHHOLD AUTHORITY TO VOTE
Thomas G. Campbell
Robert W. Scheussler

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock at a exchange ratio between two-to-one and eight-to-one, at any time within one year after stockholder approval is obtained, the timing of the amendment and the exact ratio to be determined in the sole discretion of the Board of Directors.	FOR	AGAINST	ABSTAIN

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	FOR	AGAINST	ABSTAIN

4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

     The Board of Directors recommends a vote IN FAVOR OF the director listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director listed above and IN FAVOR OF the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) on certificate)
Please sign your name:		Date:
(Authorized Signature(s))